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                                                                 EXHIBIT 23(b)


                 [ROUTIER, MACKEY AND JOHNSON, P.C. LETTERHEAD]



                               December 14, 1992



                         OPINION AND CONSENT OF COUNSEL


        Having examined and being familiar with the articles of incorporation and by-laws of Anchor National Life Insurance Company ("Anchor National"), and other pertinent records and documents, it is our opinion that (i) Anchor National is a duly organized and existing stock life insurance company under the laws of the State of California; and (ii) the annuity contracts being registered by this Registration Statement under the Securities Act of 1933 (File No. 33-47472) will, upon sale thereof, be legally issued, fully paid and non-assessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of Anchor National.

        We hereby consent to the use of our Opinion of Counsel in the Registration Statement on Form S-1.



                                        ROUTIER, MACKEY AND JOHNSON, P.C.
                                        1700 K Street, N.W., Suite 1003
                                        Washington, D.C. 20006



                                        By: /s/ Mark J. Mackey
                                           -------------------------------
                                                Mark J. Mackey